               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                           FORM 8-K


      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



                  Date of report: July 21, 1995



                        USAir Group, Inc.
                (Commission file number: 1-8444)

                               and

                           USAir, Inc.
                (Commission file number: 1-8442)
   (Exact names of registrants as specified in their charters)



        Delaware                       USAir Group, Inc. 54-1194634
(State of Incorporation                USAir, Inc.       53-0218143
  of both registrants)        (I.R.S. Employer Identification Nos.)



                        USAir Group, Inc.
             2345 Crystal Drive, Arlington, VA 22227
            (Address of principal executive offices)
                         (703) 418-5306
                 (Registrant's telephone number)



                           USAir, Inc.
             2345 Crystal Drive, Arlington, VA 22227
            (Address of principal executive offices)
                         (703) 418-7000
                 (Registrant's telephone number)

Item 5.   Other Events

     On July 21, 1995, USAir Group, Inc. (the "Company") and USAir, Inc. ("USAir") disseminated a press release disclosing results of operations for both companies for the three months and six months ended June 30, 1995.

     The Company's Chairman and CEO, Seth Schofield, spoke with industry analysts on a conference call following the public release of the Company's second quarter results. He stated that the Company expects USAir's yields for the second half of 1995 to be eight to nine percent higher than during the second half of 1994, with unit costs up nine to ten percent during the same time period. The increase in unit costs is due primarily to USAir's previously announced capacity reductions as well as contractual wage increases that became effective in 1995.

     Mr. Schofield noted that bookings for USAir look good for the rest of the summer and into the fall, with business travel strong. He declined to forecast financial results for the remainder of 1995, but reminded the analysts that the Company's second quarter is its best quarter of the year.

     Mr. Schofield also discussed the status of the Company's labor negotiations, reiterating that the Company was disappointed with the recent flight attendants' vote against ratification of their tentative concession package. He noted that the Company has met with leaders of the Association of Flight Attendants (the "AFA") to discuss alternatives and that AFA leaders have expressed a willingness to attempt to restructure the deal with the same cost savings target. However, Mr. Schofield stressed that, in light of the flight attendants' recent vote, no assurance could be given that such a restructuring can be achieved.

     The International Association of Machinists, which represents USAir mechanics and related workers and fleet service workers, has postponed its informational employee meetings and will not proceed with a vote on ratification of its tentative agreement until more information is available about any potential restructuring of the AFA agreement, Mr. Schofield said.

     Mr. Schofield explained that the Company has continued to meet with representatives of the Air Line Pilots Association on a number of issues related to their tentative agreement reached this spring, including a restructuring of the Company's preferred stock. He stated that substantial differences remain on various issues and that the discussions have not been encouraging.

     In summary, Mr. Schofield advised the analysts that although the Company is still engaged in discussions with its union leadership, it cannot predict the outcome of those discussions. He stressed that the Company remains committed to reducing the cost of doing business at USAir.

Item 7.   Financial Statements and Exhibits

(c)  Exhibits

Designation                        Description
- -----------                         -----------

    99                             Press release dated July 21,
                                   1995 of USAir Group, Inc. and
                                   USAir, Inc., with consolidated
                                   statements of operations for
                                   each company.




                            SIGNATURES


     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly autho-rized.

                               USAir Group, Inc.



Date: July 21, 1995       By: /s/ James T. Lloyd
                              ---------------------------------
                              James T. Lloyd
                              Executive Vice President,
                              General Counsel and Secretary


                              USAir, Inc.



Date: July 21, 1995       By: /s/ James T. Lloyd
                              ---------------------------------
                              James T. Lloyd
                              Executive Vice President and
                              General Counsel











                             Exhibit 99


 USAIR GROUP EARNS $112.9 MILLION ON RECORD 2ND QUARTER REVENUES

     ARLINGTON, Va. July 21, 1995 -- USAir Group, Inc. reported a net profit of $112.9 million for the second quarter of 1995, an improvement of $99.0 million over the second quarter of 1994. Revenues for the quarter were $1.98 billion, the highest quarterly figure in the history of the company.

     After preferred dividend requirements, USAir Group's profit per common share was $1.47, compared to a loss of .09 cents per share in the second quarter of 1994.

     At the operating level, profits were $163.1 million as compared to profits of $74.1 million in the second quarter of 1994.

     The income and revenue results cap a quarter during which USAir also finished in the top tier of the industry in major service indices such as on-time performance.

     Senior management attributed the turnaround to improved industry conditions, to financial cost and revenue actions taken by the airline and to the hard work of USAir's 43,500 employees.

     "This is a performance in which we all can take pride. The travelling public likes a winner, and from our on-time performance to our financial results, these are winner's numbers," said USAir Chairman and CEO Seth E. Schofield.

     "We set out in March of 1994 to cut $500 million annually from our cost structure by management action. We will approach the $400 million mark this year and anticipate that we will surpass that amount next year. We are scheduling our crews and managing our maintenance operation more efficiently, and we are shedding routes and capacity that are not profitable."

     After losses of $139.0 million in the first two months of this year, USAir Group has recorded four consecutive profitable months and has a mid-year net profit of $16 million, as compared to mid-year loss in 1994 of $182.8 million.

     Schofield noted that the second quarter traditionally is USAir's strongest, given the airline's particular combination of business traffic and north-south leisure traffic.

     He said that USAir's cash balance, not counting proceeds from the sale of assets, was about $665 million at the end of the second quarter.

     "While today's news focuses on our financial performance, I also want to draw attention to our operational performance during this quarter, because I believe the two are closely linked,"
Schofield added.

     "We were number two in the industry in on-time performance in April and May and while June figures for the industry are not yet in, we should be close to the top once again. We've completed 99.3 percent of our scheduled flights during this period. There is an equally impressive record in baggage service and very few general complaints to the Department of Transportation. I'm extraordinari-ly proud of all our employees. This is a performance our customers notice."

     An analysis of the second quarter numbers shows improvements in almost every major category:

     -- Operating revenues of $1.98 billion were 5.5 percent higher than 1994's $1.88 billion.

     -- Operating expenses of $1.82 billion were only eight-tenths of a percent above last year's $1.81 billion, even though inflation was at a 3 percent level and USAir's pilots, flight attendants and machinists received raises in the interim.

     -- Costs relating to personnel, aviation fuel, commissions, rent and landing fees and aircraft rent all were down.

     -- Maintenance costs were up 2.8 percent due primarily to timing factors.

     The effect of USAir's rightsizing program can be seen in operational statistics for the quarter. Available seat miles were down 2.8 percent and revenue passenger miles were off 0.4 percent while the load factor was up 1.6 percentage points, from 65.4 percent to 67.0 percent.

     With a reduced available seat mile base, costs per ASM were up
3.7 percent but yields increased by 5.5 percent. The breakeven load factor declined from 65.7 percent to 64.4 percent.

                                        USAir Group, Inc.                            PRESS RELEASE
                             Consolidated Statements of Operations
                                          (Unaudited)
                            (in thousands, except per share amounts)
                                   Three Months Ended June 30,        Six Months Ended June 30,
                                 -------------------------------   -------------------------------

                                                 1994        %                     1994        %
                                    1995       (Note 1)    Change      1995      (Note 1)    Change
                                    ----       --------    ------      ----      --------    ------
Operating Revenues
  Passenger Transportation       $1,804,231   $1,718,379     5.0    $3,390,616   $3,246,442     4.4
  Cargo and Freight                  39,546       42,108    (6.1)       80,417       84,100    (4.4)
  Other                             139,276      119,064    17.0       275,357      234,910    17.2
                                  ---------    ---------             ---------    ---------
    Total Operating Revenues      1,983,053    1,879,551     5.5     3,746,390    3,565,452     5.1

Operating Expenses
  Personnel Costs                   724,923      727,612    (0.4)    1,448,921    1,450,574    (0.1)
  Aviation Fuel                     161,226      162,210    (0.6)      323,443      324,682    (0.4)
  Commissions                       153,150      162,902    (6.0)      295,822      304,001    (2.7)
  Aircraft Rent                     111,319      111,654    (0.3)      221,020      225,690    (2.1)
  Other Rent and Landing Fees        99,521      102,265    (2.7)      205,198      214,427    (4.3)
  Aircraft Maintenance               93,980       91,388     2.8       181,641      196,906    (7.8)
  Depreciation and Amortization      88,352       87,324     1.2       176,065      173,254     1.6
  Other, Net                        387,468      360,085     7.6       773,163      741,795     4.2
                                  ---------    ---------             ---------    ---------
    Total Operating Expenses      1,819,939    1,805,440     0.8     3,625,273    3,631,329    (0.2)
                                  ---------    ---------             ---------    ---------
    Operating Income (Loss)         163,114       74,111       -       121,117      (65,877)      -

Other Income (Expense)
  Interest Income                    11,732        6,362    84.4        18,991       10,611    79.0
  Interest Expense                  (76,717)     (70,311)    9.1      (153,455)    (138,980)   10.4
  Interest Capitalized                2,807          307       -         6,972        4,074    71.1
  Other, Net                         11,924        3,344       -        22,351        7,330       -
                                  ---------    ---------             ---------    ---------
    Other Income (Expense), Net     (50,254)     (60,298)  (16.7)     (105,141)    (116,965)  (10.1)
                                  ---------    ---------             ---------    ---------
Income (Loss) Before Taxes          112,860       13,813       -        15,976     (182,842)      -

   Income Tax Provision (Credit)          -            -       -             -            -       -
                                  ---------    ---------             ---------    ---------

Net Income (Loss)                   112,860       13,813       -         15,976    (182,842)      -

   Preferred Dividend Requirement   (21,046)     (19,335)    8.8        (41,629)    (38,555)    8.0
                                  ---------    ---------              ---------   ---------
Net Income (Loss) Applicable to
   Common Stockholders           $   91,814   $   (5,522)      -    $   (25,653) $ (221,397)  (88.4)
                                  =========    =========              =========   =========

Income (Loss) Per Common Share
   Primary                       $     1.47   $    (0.09)      -    $     (0.41) $    (3.72)   90.0
   Fully diluted                 $     1.11          N/A       -            N/A         N/A       -

Shares Used For Computation (000)
   Primary                           62,387       59,616                 61,976      59,446
   Fully diluted                    101,615          N/A                    N/A         N/A



Note:  Certain 1994 amounts have been reclassified to conform with 1995 classifications.

                                          USAir, Inc.                                  PRESS RELEASE
                        (A Wholly-Owned Subsidiary of USAir Group, Inc.)
                             Consolidated Statements of Operations
                                          (Unaudited)
                                    (dollars in thousands)
                                   Three Months Ended June 30,        Six Months Ended June 30,
                                 -------------------------------   -------------------------------
                                                 1994       %                      1994       %
                                    1995       (Note 1)   Change       1995      (Note 1)   Change
                                    ----       --------   ------       ----      --------   ------
Operating Revenues
  Passenger Transportation       $1,676,297   $1,596,769     5.0    $3,162,887   $3,024,445     4.6
  Cargo and Freight                  38,664       41,242    (6.3)       78,735       82,472    (4.5)
  Other                             137,498      125,482     9.6       275,327      245,813    12.0
                                  ---------    ---------             ---------    ---------
    Total Operating Revenues      1,852,459    1,763,493     5.0     3,516,949    3,352,730     4.9

Operating Expenses
  Personnel Costs                   692,339      693,413    (0.2)    1,385,903    1,381,615     0.3
  Aviation Fuel                     153,871      154,665    (0.5)      309,508      310,139    (0.2)
  Commissions                       143,235      153,203    (6.5)      278,159      286,442    (2.9)
  Aircraft Rent                     101,374       99,934     1.4       202,205      202,832    (0.3)
  Other Rent and Landing Fees        95,714       98,573    (2.9)      197,718      207,421    (4.7)
  Aircraft Maintenance               81,264       76,486     6.2       156,191      165,515    (5.6)
Depreciation and Amortization      84,491       81,214     4.0       168,150      161,055     4.4
  Other Expenses, Net               365,452      346,023     5.6       734,700      712,951     3.1
                                  ---------    ---------             ---------    ---------
    Total Operating Expenses      1,717,740    1,703,511     0.8     3,432,534    3,427,970     0.1
                                  ---------    ---------             ---------    ---------
    Operating Income (Loss)         134,719       59,982       -        84,415      (75,240)      -

Other Income (Expense)
  Interest Income                    11,619        6,707    73.2        18,774       11,109    69.0
  Interest Expense                  (76,490)     (70,455)    8.6      (149,595)    (138,586)    7.9
  Interest Capitalized                2,807          307       -         6,972        4,074    71.1
  Other, Net                         11,991        4,830       -        22,256        9,962       -
                                  ---------    ---------             ---------    ---------
    Other Income (Expense), Net     (50,073)     (58,611)  (14.6)     (101,593)    (113,441)  (10.4)
                                  ---------    ---------             ---------    ---------
Income (Loss) Before Taxes           84,646        1,371       -       (17,178)    (188,681)  (90.9)

   Income Tax Provision (Credit)          -            -       -             -            -       -
                                  ---------    ---------             ---------    ---------
Net Income (Loss)                $   84,646  $     1,371       -   $   (17,178)  $ (188,681)  (90.9)
                                  =========    =========             =========    =========


Airline Operating and Financial Statistics (Note 2)
(* denotes scheduled service only)   (c = cents)

Revenue Passengers (Thousands)*      15,199       15,993    (5.0)       28,966       29,021    (0.2)
Total Revenue Passenger Miles
  (Millions)                         10,122       10,159    (0.4)       19,314       18,670     3.4
Revenue Passenger Miles (Millions)*   9,986       10,036    (0.5)       19,065       18,426     3.5
Total Available Seat Miles
  (Millions)                         15,062       15,494    (2.8)       30,396       29,842     1.9
Available Seat Miles (Millions)*     14,915       15,355    (2.9)       30,121       29,569     1.9
Passenger Load Factor*                 67.0 %       65.4 %   1.6  pts     63.3 %       62.3 %   1.0  pts
Breakeven Load Factor (Net)
  (Note 3)                             64.4 %       65.7 %  (1.3) pts     64.1 %       66.4 %  (2.3) pts
Yield*                                16.79 c      15.91 c   5.5         16.59 c      16.41 c   1.1
Passenger Revenue per Available
  Seat Mile*                          11.24 c      10.40 c   8.1         10.50 c      10.23 c   2.6
Revenue per Available Seat Mile
  (Note 3)                            12.19 c      11.28 c   8.1         11.47 c      11.14 c   3.0
Cost per Available Seat Mile
  (Note 3)                            11.30 c      10.90 c   3.7         11.19 c      11.39 c  (1.8)
                                                      (continued on next page)

Airline Operating and Financial Statistics (Note 2) (continued)
(* denotes scheduled service only)  (c = cents)



Average Passenger Journey (Miles)*      657          628     4.6           659          635     3.8
Average Stage Length (Miles)*           562          533     5.4           555          533     4.1
Revenue Aircraft Miles (Millions)*      114          119    (4.2)          232          229     1.3
Cost of Fuel Per Gallon               52.71 c      51.11 c   3.1         52.38 c      52.76 c  (0.7)
Gallons of Fuel Consumed (Millions)     292          303    (3.6)          591          588     0.5




Note 1.  Certain 1994 amounts have been reclassified to conform with 1995 classifications.
Note 2.  All operating statistics exclude flights operated by USAir under a wet lease arrangement with British Airways ("wet lease").
Note 3.  Financial statistics exclude non-recurring charges and the revenue and expense (which amounts net to zero) generated under the wet lease arrangement.  Wet lease amounts of $15.7 and $31.4 million have been excluded from the second quarter and year-to-date results for 1995, respectively and $15.4 and $29.5 million have been excluded from the second quarter and year-to-date results for 1994, respectively, from both Other Revenue and Other Expense for purposes of financial statistic calculation.  USAir, Inc. did not have any non-recurring charges for the second quarter and year-
to-date results for both 1995 and 1994.